Exhibit 4.4

SECOND AMENDED AND RESTATED
SUPPLEMENTAL STOCKHOLDERS AGREEMENT

Dated as of February 18, 2004

By and Among

THOMAS H. LEE EQUITY FUND IV, L.P.,
THOMAS H. LEE FOREIGN FUND IV, L.P.,

THOMAS H. LEE FOREIGN FUND IV-B, L.P.,
THOMAS H. LEE CHARITABLE INVESTMENT L.P.,
THOMAS H. LEE LIMITED PARTNERSHIP,
CAPITAL ARC HOLDINGS, LLC,
NASSAU CAPITAL FUNDS L.P.,
NASSAU CAPITAL PARTNERS II L.P.,
NAS PARTNERS I L.L.C.
and
CERTAIN INDIVIDUALS

TABLE OF CONTENTS

1.	Definitions
	1.1	Affiliate
	1.2	Amended and Restated Supplemental Agreement
	1.3	ARC LP
	1.4	ARC Partnership Agreement
	1.5	Awarded Shares
	1.6	Common Stock
	1.7	Common Stock Deemed Outstanding
	1.8	Deemed Beneficial Ownership
	1.9	Effective Date
	1.10	Family Member
	1.11	Majority Stockholder Consent
	1.12	Other Voting Securities
	1.13	Partnership Unit
	1.14	Permitted Transferee
	1.15	Person
	1.16	Restricted Shares
	1.17	Securities Act
	1.18	Special Voting Stock
	1.19	Stockholders Common Stock
	1.20	Third Party
	1.21	Transfer
	1.22	Warrant

2.	Restrictions on Transfer

3.	Additional Stockholders
	3.1	Transferee of Stockholders
	3.2	Supplementary Agreement

4.	Miscellaneous
	4.1	Binding Effect

i

4.2	Recapitalizations, Exchanges Affecting the Common Stock
4.3	Amendments
4.4	Notices
4.5	Applicable Law
4.6	Section Headings
4.7	Counterparts
4.8	Termination
4.9	Entire Agreement
4.10	Severability of Provisions
4.11	Specific Performance
4.12	Consent to Jurisdiction
4.13	Waiver of Right to Jury Trial
4.14	No Conflicting Agreement
4.15	Effectiveness of Agreement

ii

SECOND AMENDED AND RESTATED
SUPPLEMENTAL STOCKHOLDERS AGREEMENT

SECOND AMENDED AND RESTATED SUPPLEMENTAL STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of February 18, 2004, by and among Thomas H. Lee Equity Fund IV, L.P. (“Equity Fund”), Thomas H. Lee Foreign Fund IV, L.P. (“Foreign Fund #1”), Thomas H. Lee Foreign Fund IV-B, L.P. (“Foreign Fund #2”), Thomas H. Lee Charitable Investment L.P. (“Charitable Partnership”), Thomas H. Lee Limited Partnership (“THL Partnership,” and together with Equity Fund, Foreign Fund #1, Foreign Fund #2 and Charitable Partnership, “THL”), Capital ARC Holdings, LLC f/k/a UBS Capital ARC Holdings, LLC (“UBS”), Nassau Capital Funds L.P. (“Nassau Funds”), Nassau Capital Partners II L.P. (“Nassau Partners”), NAS Partners I L.L.C. (“NAS” and, together with Nassau Funds and Nassau Partners, “Nassau”) and the individuals listed on the signature pages hereto (collectively, “Management”). The parties hereto and any other Person who shall hereafter acquire shares of Common Stock (as defined herein) or Other Voting Securities of the Company (as defined herein) pursuant to the provisions of and subject to this Agreement are sometimes referred to individually as a “Stockholder” and collectively as “Stockholders.” For purposes of this Agreement, each of THL and Nassau shall be deemed to be one Stockholder.

WHEREAS, Affordable Residential Communities Inc. f/k/a ARC IV REIT, Inc., a Maryland corporation (the “Company”), on October 20, 2003, filed a registration statement on Form S-11 (as thereafter amended, the “Form S-11”) with the U.S. Securities and Exchange Commission (the “SEC”) to register the sale of shares of (i) the Common Stock by the Company and for the account of certain stockholders of the Company, and (ii) the Company’s Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Preferred Stock”), in each case, pursuant to an underwritten public offering (the consummation of the sale of the Common Stock and Preferred Stock, as described in the Form S-11, the “IPO”); and

WHEREAS, the parties hereto desire to amend and restate the Amended and Restated Supplemental Agreement (as defined herein) effective as of the Effective Date (as defined herein) to modify certain of its terms.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             Definitions.

As used in this Agreement, the following terms shall have the meanings ascribed to them below:

1.1           Affiliate. The term “Affiliate” shall mean, with respect to a Person (as defined herein), (i) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person, (ii) any other Person that is an officer, director, managing member or other similar management official of such Person or (iii) any Person that directly or indirectly is the beneficial owner of 20% or more of any class of equity securities or other ownership interests of such Person, or of which such Person is directly or indirectly the owner of 20% or more of any class of equity securities or other ownership interests.

1.2           Amended and Restated Supplemental Agreement. The term “Amended and Restated Supplemental Agreement” shall mean that Amended and Restated Supplemental Stockholders Agreement, dated as of April 8, 2002, by and among Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Foreign Fund IV-B, L.P., Thomas H. Lee Charitable Investments Limited Partnership, Thomas H. Lee Investors Limited Partnership, Capital ARC Holdings, LLC, The Travelers Indemnity Company, Nassau Capital Fund L.P., Nassau Capital Partners II, L.P., NAS Partners I, L.L.C. and the individuals listed on the signature pages thereto, as thereafter in effect prior to the date hereof.

1.3           ARC LP. The term “ARC LP” shall mean Affordable Residential Communities LP, f/k/a Affordable Residential Communities IV, LP, a Delaware limited partnership.

1.4           ARC Partnership Agreement. The term “ARC Partnership Agreement” shall mean the First Amended and Restated Agreement of Limited Partnership of ARC LP, amended and restated as of February 11, 2004, by and among the Company, as general partner, and the limited partners set forth on Exhibit A thereto, as amended from time to time.

1.5           Awarded Shares. The term “Awarded Shares” shall mean any shares of Common Stock, including Restricted Shares (as defined herein), awarded to any member of Management pursuant to the Company’s 2003 Equity Incentive Plan, as amended from time to time, or any successor or similar equity incentive compensation plan of the Company (including, without limitation, all shares of Common Stock granted to any member of Management immediately prior to the consummation of the IPO).

1.6           Common Stock. The term “Common Stock” shall mean the common stock, par value $.01 per share, of the Company.

1.7           Common Stock Deemed Outstanding. The term “Common Stock Deemed Outstanding” shall mean, as of any date, the total number of shares of Common Stock outstanding as of such date plus the total number of shares of Common Stock that may be acquired upon exercise, conversion or exchange of all options, warrants or other securities (including, without limitation, Partnership Units) or rights convertible into or exercisable or exchangeable for shares of Common Stock that were outstanding as of such date.

1.8           Deemed Beneficial Ownership. The term “Deemed Beneficial Ownership” shall mean, with respect to any Stockholder as of any date, the percentage obtained by dividing (a) the total number of shares of Common Stock owned of record or beneficially by such Stockholder as of such date plus the total number of shares of Common Stock that may be acquired by such Stockholder upon exercise, conversion or exchange of all options, warrants or other securities (including, without limitation, Partnership Units) or rights convertible into or exercisable or exchangeable for shares of Common Stock that were held by such Stockholder as of such date, by (b) the Common Stock Deemed Outstanding as of such date.

1.9           Effective Date. The term “Effective Date” shall mean the date of the first closing with respect to the IPO.

1.10         Family Member. The term “Family Member” shall mean, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters and all inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.

1.11         Majority Stockholder Consent. The term “Majority Stockholder Consent” shall mean the affirmative written consent of the Stockholders representing not less than a majority of the Stockholders Common Stock.

1.12         Other Voting Securities. The term “Other Voting Securities” shall mean any securities of the Company (other than Special Voting Stock (as defined herein)) that provide its registered holders the right to vote collectively with the holders of Common Stock on all matters submitted to a vote of stockholders of the Company.

1.13         Partnership Unit. The term “Partnership Unit” shall have the meaning assigned to such term in the ARC Partnership Agreement and, in the case of any Paired Common Unit (as defined in the ARC Partnership Agreement), shall include any share or shares of Special Voting Stock paired therewith.

1.14         Permitted Transferee. The term “Permitted Transferee” shall mean (A) with respect to any Stockholder, (i) the Company or (ii) any Affiliate of such Stockholder (B) with respect to any Stockholder that is an individual, in addition to those Persons listed in the foregoing clause (A), (i) any Family Member of such Stockholder or (ii) any Person of which all of the beneficial owners are Family Members of such Stockholder, provided, however, that in the case of a Transfer of Common Stock or Other Voting Securities by any individual Stockholder to any Person contemplated by subclause (i) or (ii) of this clause (B), the transferring Stockholder shall retain the right to vote such shares following such Transfer except, in the case of Transfers for tax or estate planning purposes, when to do so would result in a failure to effectuate the purpose of the Transfer, and (C) in the case of Nassau, in addition to those Persons listed in the foregoing clause (A), any Person who is an investor, partner or member of Nassau Funds, Nassau Partners or NAS, but only in the case of a distribution of Common Stock or Other Voting Securities made by Nassau Funds, Nassau Partners or NAS to any such Person.

1.15         Person. The term “Person” shall mean an individual, corporation, partnership, trust, joint venture, limited liability company, unincorporated organization or other legal entity, or a government or any agency or political subdivision thereof.

1.16         Restricted Shares. The term “Restricted Shares” shall mean shares of Common Stock granted by the Company pursuant to the Company’s 2003 Equity Incentive Plan, as amended from time to time, or any successor or similar equity incentive compensation plan of the Company, which shares are subject to any restriction on transfer as provided for in such plan and/or in any grant agreement governing the award of such shares; provided, that no share of Common Stock shall constitute a “Restricted Share” for purposes of this Agreement to the extent that the transfer restrictions applicable to such share as set forth in the plan and in any grant agreement pursuant to which such share was granted have lapsed or are otherwise no longer effective.

1.17         Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended, or any federal statute then in effect which has replaced such statute, and a reference to a particular section thereof shall be deemed to include reference to the comparable section, if any, of any such replacement federal statute.

1.18         Special Voting Stock. The term “Special Voting Stock” shall mean the special voting stock, par value $.01 per share, of the Company.

1.19         Stockholders Common Stock. The term “Stockholders Common Stock” shall mean, as of any date, the total number of shares of Common Stock owned by the Stockholders as of such date plus the total number of shares of Common Stock which may be acquired by the Stockholders upon exercise, conversion or exchange of all options, warrants or other securities (including, without limitation, Partnership Units) or rights convertible into or exercisable or exchangeable for shares of Common Stock that were outstanding as of such date and held by any Stockholder; provided, however, that no Person shall be deemed to be a Stockholder for purposes of this definition to the extent that this Agreement has terminated with respect to such Person pursuant to subclause (iv) of Section 4.8 hereof.

1.20         Transfer. The term “Transfer” shall mean any direct or indirect sale, assignment, mortgage, transfer, pledge, gift, hypothecation or other disposition or transfer of, or any act creating a trust (voting or otherwise) with respect to, Common Stock or Other Voting Securities of the Company, other than any bona fide pledge or hypothecation to a financial institution(s), in connection with any loan(s) from such financial institution(s), of (A) in the case of any Stockholder that is not a member of Management, shares of Common Stock or Other Voting Securities constituting less than 2.5% of the Common Stock Deemed Outstanding and (B) in the case of any Stockholder who is a member of Management, up to the greater of (1) 25% of the total number of shares of Common Stock and Other Voting Securities held by such Stockholder and (2) such number of Awarded Shares held by such Stockholder as shall be necessary to secure a loan or loans the proceeds of which are used to fund tax liabilities and/or tax withholding obligations with respect to the granting of such Awarded Shares, assuming a 30% tax rate; provided, however, that in the case of each of Messrs. Scott D. Jackson and John G. Sprengle, in addition to the foregoing, the term “Transfer” shall not include any donation or gift of

Common Stock and Other Voting Securities to Colorado State University (i) not exceeding, for each of Messrs. Jackson and Sprengle, $100,000 in Fair Market Value (as defined herein) in any one year and (ii) of such other number of shares of Common Stock and Other Voting Securities as THL and each of Messrs. Jackson and Spregle shall agree through good faith discussions may be so donated or gifted..

1.21         Warrant. The term “Warrant” shall mean the warrants to purchase Common Stock, dated prior to August 9, 2000, held by THL and the other Persons who were stockholders of the Company at the time such warrants were issued.

2.             Restrictions on Transfer.

(a)           Without the consent of each of THL, UBS and Nassau, none of THL, UBS or Nassau may Transfer any Common Stock, Other Voting Securities or all or any portion of the Warrant (other than (x) to another Stockholder, (y) to a Permitted Transferee or (z) in a registered offering pursuant to rights granted under that certain Third Amended and Restated Registration Rights Agreement, dated as of February 18, 2004, by and among the Company and the parties listed on Exhibits A through D thereto), unless a Person or Persons other than the Company shall have previously sold Common Stock, Other Voting Securities or all or any portion of the Warrant to the public in an offering registered under the Securities Act following the IPO (it being understood that the sale of Common Stock, Other Voting Securities or all or any portion of the Warrant by any Person or Persons other than the Company pursuant to a “shelf” registration statement shall not constitute a sale “to the public in an offering registered under the Securities Act following the IPO” for purposes of this Section 2(a)). Notwithstanding anything to the contrary contained herein, at such time as (i) the Deemed Beneficial Ownership of THL is less than 5%, then THL shall be stricken from this Section 2(a), (ii) the Deemed Beneficial Ownership of UBS is less than 5%, then UBS shall be stricken from this Section 2(a), and (iii) the Deemed Beneficial Ownership of Nassau is less than 5%, then Nassau shall be stricken from this Section 2(a), provided, however, that in the event the Deemed Beneficial Ownership of any Permitted Transferee of any of THL, UBS or Nassau is 5% or more upon the completion of the transfer to such Permitted Transferee, then such Permitted Transferee shall be bound by the covenants contained in this Section 2(a) to the same extent as the transferor thereof was so bound before such transfer. In the event that any Permitted Transferee becomes bound by the covenants contained in this Section 2(a), such Permitted Transferee and the transferring Stockholder shall provide notice to each of the other Stockholders who at such time is subject to the covenants contained in this Section 2(a)

of the name of a representative of such Permitted Transferee and all other notice information commensurate with the information with respect to each Stockholder set forth in Section 4.4 hereof.

(b)           Without the consent of THL, no Management Stockholder (as defined herein) may Transfer any shares of Common Stock or Other Voting Securities (other than to a Permitted Transferee) if such proposed Transfer would cause the Relative Percentage of Fully Diluted Securities (as defined herein) of such Management Stockholder immediately following the effective time of the proposed transfer (the “Determination Time”) to be less than THL’s Relative Percentage of Fully Diluted Securities as of such Determination Time. With respect to any Stockholder, the “Relative Percentage of Fully Diluted Securities” as of any Determination Time shall mean the quotient obtained by dividing (A) the total number of shares of Common Stock and Other Voting Securities owned by such Stockholder as of such Determination Time, plus the total number of shares of Common Stock and Other Voting Securities that may be acquired by such Stockholder upon exercise, conversion or exchange of all options, warrants or other securities (including, without limitation, all Partnership Units) or rights convertible into or exercisable or exchangeable for shares of Common Stock or Other Voting Securities that were owned by such Stockholder as of such Determination Time, by (B) the total number of shares of Common Stock and Other Voting Securities owned by such Stockholder as of the Effective Date (following completion of the IPO), plus (1) the total number of shares of Common Stock and Other Voting Securities that may be acquired by such Stockholder upon exercise, conversion or exchange of all options, warrants or other securities (including, without limitation, all Partnership Units) or rights convertible into or exercisable or exchangeable for shares of Common Stock or Other Voting Securities that were owned by such Stockholder as of the Effective Date (following completion of the IPO), plus (2) the total number of shares of Common Stock and Other Voting Securities acquired (other than pursuant to the exercise, conversion or exchange of any options, warrants or other securities (including, without limitation, any Partnership Units) or rights owned by such Stockholder as of the Effective Date), or which may be acquired upon the exercise, conversion or exchange of any options, warrants or other securities (including, without limitation, any Partnership Units) or rights acquired, by such Stockholder after the Effective Date; provided, however, that no shares of Common Stock or Other Voting Securities that may be acquired upon exercise, conversion or exchange of any options, warrants or other securities (other than Partnership Units) or rights convertible into or exercisable or exchangeable for shares of Common Stock or Other Voting Securities shall be included for any part of the calculation of any Stockholder’s Relative Percentage of Fully Diluted

Securities (including, without limitation, the calculation under clause (B)(1) above) if either (x) such option, warrant or other security or right has expired unexercised as of the relevant Determination Time or (y) the Stockholder owns such option, warrant or other security or right as of the relevant Determination Time but the exercise or conversion price per share of such option, warrant or other security or right is greater than the Fair Market Value of the Common Stock or Other Voting Securities, as applicable, as of such Determination Time; and provided further, that for purposes of any part of the calculation of any Stockholder’s Relative Percentage of Fully Diluted Securities, the term “Common Stock” shall not include any shares that, as of the relevant Determination Time, are Restricted Shares.  “Management Stockholder” means any Stockholder who is a member of Management and any Stockholder who becomes a party to this Agreement after the Effective Date who is designated as such in the supplementary agreement executed by such Stockholder as contemplated by Section 3 hereof.  “Fair Market Value” means (i) with respect to the Common Stock and, if listed or quoted as described below, Other Voting Securities, the average of the closing sale prices of the Common Stock as reported on the national securities exchange on which the Common Stock is listed or, if not so listed, as quoted on The Nasdaq Stock Market, for the ten consecutive trading days ending on the fifth trading day prior to the relevant Determination Time and (ii) with respect to Other Voting Securities not so listed or quoted as described in clause (i) above, the value determined by a majority of the members of the Board of Directors of the Company deemed by such Board to be “independent” under the listing standards of the New York Stock Exchange or other applicable stock exchange or quotation system, in any case pursuant to this clause (ii), as of the relevant Determination Time.

(c)           The covenants and agreements contained in Section 2(a) shall expire and be of no further force or effect following the 180th day following the completion of the IPO.  The covenants and agreements contained in Section 2(b) shall expire and be of no further force or effect immediately upon the effective date of any transaction following which THL’s Relative Percentage of Fully Diluted Securities is less than or equal to 40%.  The covenants and agreements contained in Section 2(b) also shall cease to apply with respect to any securities owned by a Management Stockholder that are not Awarded Shares immediately upon and following such time as such Management Stockholder is no longer an employee of the Company or any of its subsidiaries.

(d)           Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that any and all shares of Common Stock or Other Voting Securities that are gifted or donated by a Stockholder, or that are disposed of by one or more lending institutions pursuant to a pledge made by a Stockholder, in each case, as permitted by the exceptions to the definition of “Transfer” set forth herein, shall not be included in the numerator of any calculation of such Stockholder’s Relative Percentage of Fully Diluted Securities made from and after the time of such gift, donation or disposition, as the case may be.

3.             Additional Stockholders.

3.1           Transferee of Stockholders. No Transfer of shares of Common Stock or Other Voting Securities may be made to a Permitted Transferee (other than the Company) unless, in each case, prior to such Transfer such Permitted Transferee agrees in writing to be bound (to the same extent as contemplated with respect to the Stockholder (or the Permitted Transferee(s) thereof) transferring such shares of Common Stock or Other Voting Securities) by the terms and conditions of this Agreement pursuant to a supplementary agreement reasonably satisfactory in form and substance to the Stockholders pursuant to a Majority Stockholder Consent.  The provisions of this Section 3.1 shall not apply to any Transfer made by THL, UBS or Nassau following the 180th day following the completion of the IPO.

3.2           Supplementary Agreement. Any supplementary agreement executed pursuant to Section 3.1 above or otherwise in connection with this Agreement shall become effective upon its execution by the new holder of Common Stock and shall not require the signatures or the consent of the other Stockholders (or their respective Permitted Transferees).

4.             Miscellaneous.

4.1           Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

4.2           Recapitalizations, Exchanges Affecting the Common Stock. Except as otherwise specifically provided herein, the provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Common Stock and Other Voting Securities and to any and all securities, including Preferred Stock, of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of the Common Stock or

Other Voting Securities by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted.

4.3           Amendments. This Agreement may be amended only by a written instrument signed by each of the Persons who are parties to this Agreement at the time of such amendment.

4.4           Notices. Any notice and other communication (facsimile transmission shall not be a valid means of notice under this Agreement) provided for herein shall be dated and in writing and shall be deemed to have been duly given when received by the party to whom such notice or other communication is directed at the following addresses:

(a)           If to THL, to it at the following address:

Thomas H. Lee Company

75 State Street, Suite 2600

Boston, Massachusetts 02109

Attention: Todd Abbrecht

Facsimile No.: 617-227-3514

with a copy to:

Weil, Gotshal & Manges LLP

100 Federal Street – 34th Floor

Boston, Massachusetts 02110

Attention: James Westra, Esq.

      Andrew M. Troop, Esq.

Facsimile No.: 617-772-8333

(b)           If to UBS, to it at the following address:

Capital ARC Holdings, LLC

c/o UBS Capital

48 Signal Road

Stamford, CT 06902

with a copy to:

Clifford Chance US LLP

200 Park Avenue

New York, New York 10166

Attention: Larry P. Medvinsky, Esq.

Facsimile No.: 212-878-8375.

(c)           If to Nassau, to it at the following address:

Nassau Capital Funds L.P.

22 Chambers Street

Princeton, NJ 08542

Attention: Robert L. Honstein

Facsimile No.: 609-924-8887

with a copy to:

Kirkland & Ellis

Citicorp Center

153 East 53rd Street

New York, New York 10022-4675

Attention:  Kirk Radke, Esq.

Facsimile No.:  (212) 446-4900

(d)           If to one or more Management Stockholders, to such Stockholder(s) at the following address:

Management Stockholders

c/o Affordable Residential Communities Inc.

600 Grant Street, Suite 900

Denver, Colorado  80203

Attention: Scott L. Gesell

Facsimile No.: 303-294-0085

4.5           Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of law principles thereof.

4.6           Section Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

4.7           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

4.8           Termination. This Agreement (other than Sections 4.4, 4.5, 4.8, 4.9, 4.10, 4.11, 4.12, and 4.13) shall terminate upon the earliest of (i) the written consent of each of the parties hereto, (ii) February 18, 2007, (iii) the date on which the covenants in Section 2(b) shall expire in accordance with Section 2(c) hereof, and (iv) as to any Stockholder (and its Affiliates), the date on which such Stockholder (collectively with its Affiliates) either no longer beneficially owns or holds of record any shares of Common Stock or Other Voting Securities (including, with respect to all Stockholders, as a result of any transaction in which the Company is a constituent company in a merger and in connection therewith the outstanding shares of Common Stock are converted into or exchanged for securities of another Person and/or cash or other property) or otherwise is no longer party to or bound by any of the covenants contained in Sections 2(a) and 2(b) of this Agreement.

4.9           Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof, including the Amended and Restated Supplemental Agreement.

4.10         Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

4.11         Specific Performance. Each of the Stockholders acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed, no adequate remedy at law would exist and damages would be difficult to determine. It is accordingly agreed that (x) in the event of a breach of any provision of this Agreement, the aggrieved party shall be entitled to specific performance of this Agreement and to enjoin any continuing breach of this Agreement (without the necessity of proving actual damages and without posting bond or other security), in addition to any other remedy to which such aggrieved party may be entitled at law or in equity and (y) each Stockholder hereby waives the defense, in any action for specific performance or other equitable relief, that a remedy at law would be adequate.

4.12         Consent to Jurisdiction. Each Stockholder, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York for the purposes of any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its or his property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise. Each Stockholder hereby consents to service of process in any such proceeding in any manner permitted by New York law and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.4 hereof is reasonably calculated to give actual notice.

4.13         Waiver of Right to Jury Trial. Each Stockholder, by its execution hereof, waives its right to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any dealings between them relating to the subject matter of this transaction and the relationship that is being established. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Stockholder acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in its related future dealings. Each Stockholder further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement or to any other documents or agreements relating to the transaction contemplated hereby. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

4.14         No Conflicting Agreement. No Stockholder will, on or after the date of this Agreement, enter into any agreement with respect to the shares of Common Stock, Other Voting Securities or any other securities of the Company beneficially owned or held of record by it that conflicts with the provisions hereof.

4.15         Effectiveness of Agreement. This Agreement shall be of no force or effect until the Effective Date, and upon completion of the IPO on such date, this Agreement shall be in full force and effect and the Amended and Restated Supplemental Agreement shall be deemed amended and restated in its entirety hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THOMAS H. LEE EQUITY FUND IV, L.P.

By:	THL Equity Advisors IV, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Managing Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	/s/ Thomas H. Lee
	Name:	Thomas H. Lee
	Title:	Principal Managing Director

THOMAS H. LEE FOREIGN FUND IV, L.P.

By:	THL Equity Advisors IV, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Managing Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	/s/ Thomas H. Lee
Name: Thomas H. Lee
	Title:	Principal Managing

Director

THOMAS H. LEE CHARITABLE INVESTMENT L.P.

By:	/s/ Thomas H. Lee
	Name:	Thomas H. Lee
	Title:	General Partner

THOMAS H. LEE LIMITED PARTNERSHIP

By:	THL Investment Management Corp., its General Partner

By:	/s/ Thomas H. Lee
Name: Thomas H. Lee
Title: General Partner

THOMAS H. LEE FOREIGN FUND IV-B, L.P.

By:	THL Equity Advisors IV, LLC, its General Partner

By:	Thomas H. Lee Partners, L.P., its Managing Member

By:	Thomas H. Lee Advisors, LLC, its General Partner

By:	/s/ Thomas H. Lee
	Name:	Thomas H. Lee
	Title:	Principal Managing

Director

MANAGEMENT SIGNATURE PAGE

/s/ Scott D. Jackson
Scott D. Jackson

/s/ John G. Sprengle
John G. Sprengle

/s/ George W. McGeeney
George W. McGeeney

/s/ Lawrence E. Kreider
Lawrence E. Kreider

/s/ Scott L. Gesell
Scott L. Gesell

/s/ R. Haynes Chidsey
R. Haynes Chidsey

/s/ Peter Pak
Peter Pak

/s/ Scott Vanderhoofven
Scott Vanderhoofven

CAPITAL ARC HOLDINGS, LLC

By:	/s/ Michael Greene
Name: Michael Greene
Title: Partner

NASSAU CAPITAL FUNDS L.P.

By:	/s/ Randall A. Hack
Name: Randall A. Hack
Title: Sr. Managing Director

NASSAU CAPITAL PARTNERS II L.P.

By:	/s/ Randall A. Hack
Name: Randall A. Hack
Title: Sr. Managing Director

NAS PARTNERS I L.L.C.

By:	/s/ Randall A. Hack
Name: Randall A. Hack
Title: Sr. Managing Director